Exhibit No. 99.01
Form 10-KSB
Buyers United, Inc.
File No. 0-26917

   Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
                              Section 906 of the
                          Sarbanes-Oxley Act of 2002.

     In connection with the Annual Report of Buyers United, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Theodore Stern, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: April 14, 2003                         By:  /s/ Theodore Stern, Chief
Executive Officer


     In connection with the Annual Report of Buyers United, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Paul Jarman, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: April 14, 2003                         By:  /s/ Paul Jarman, Chief
Financial Officer


A signed original of this written statement required by Section 906 has been provided to Buyers United, Inc. and will be retained by Buyers United, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.